EXHIBIT 23.01
CONSENT OF COUNSEL
      We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-119259), under the captions “Summary — Federal Income Tax Aspects,” “Federal Income Tax Aspects” and “Legal Matters.”
/s/ Sidley Austin LLP
New York, New York
February 2, 2006